NONTRANSFERABLE NON-QUALIFIED STOCK OPTION
                         AGREEMENT dated as of November 28, 1995, between WARBURG, PINCUS CAPITAL COMPANY, L.P., a Delaware limited partnership ("WPCC"), and JEFFREY S. RUBIN (the "Optionee", which term as used herein shall be deemed to include any successor to the Optionee by will or by the laws of descent and distribution, unless the context shall otherwise require).

         WPCC is the owner of 1,843,042 shares of Class A Common Stock, $.001 par value (the "Class A Common Stock"), of Vanstar Corporation, a Delaware corporation ("Vanstar"). The Optionee is a Vice-Chairman of Vanstar. WPCC wishes to grant to the Optionee an option to purchase up to an aggregate of 2,083 shares of Class A Common Stock owned by WPCC, upon the terms and conditions hereinafter stated.

         NOW, THEREFORE, in order to provide incentive for the Optionee to continue to serve as a Vice-Chairman of Vanstar and to continue to work for the best interests of Vanstar and its stockholders and in consideration of the mutual premises and undertakings hereinafter set forth, the parties hereto agree as follows:

         1. Option; Option Price.

         WPCC hereby grants to the Optionee the option (the "Option") to purchase, subject to the terms and conditions of this Agreement, up to an aggregate of 2,083 shares (the "Option Shares") of Class A Common Stock owned by WPCC, at an exercise price per share equal to $1.00 (the "Option Price").

         2. Term.

         The term (the "Option Term") of the Option shall commence on the date of this Agreement and shall expire on August 1, 2000.

         3. Time of Exercise; Vesting.

         (a) The Option shall be exercisable only as to those Option Shares that shall have become Vested Option Shares. As of any date of determination, the number of Option Shares that shall have become Vested Option Shares shall be determined by multiplying the number of full calendar months elapsed from and including April 1, 1995 through the date of determination times the Vesting Number (as defined below). Anything contained in the immediately previous sentence to the contrary notwithstanding, (i) all Option Shares that have not theretofore become Vested

Option Shares shall be Vested Option Shares on April 1, 1999; (ii) Option Shares shall become Vested Option Shares upon the occurrence of a Liquidity Event (as hereinafter defined) as contemplated by Section 3(b); and (iii) no Option Shares shall become Vested Option Shares on and after the date of termination or expiration of the Optionee's retention by WPCC as a consultant under the Consulting Agreement dated as of the date hereof between WPCC and the Optionee.

         (b) In the event that a Liquidity Event shall occur with respect to WPCC or any of its affiliates, then the number of Option Shares that shall be deemed Vested Option Shares shall be the greater of (1) that number of Vested Option Shares determined in accordance with the second sentence of Section 3(a) or (2) that number of Vested Option Shares determined in accordance with the following formula with respect to all Liquidity Events that shall have occurred with respect to WPCC and each of its affiliates on or prior to the date of calculation:

                                    A x (B/C)

                     A = the number of Option Shares

                     B = the cumulative number of Stipulated Securities as
                         to which a Liquidity Event or Liquidity Events shall have occurred

                     C = the number of Stipulated Securities

         (c) As used herein, the following terms shall have the following respective meanings: "

               (i) "Liquidity Event" shall mean any of the following events:

                    (A) the sale of Stipulated Securities or the merger or consolidation of Vanstar with or into any other entity or entities, in each case in which WPCC and its affiliated entities shall receive either cash or Freely Tradeable Securities in exchange for Stipulated Securities;

                    (B) the sale of any Stipulated Securities or the merger or consolidation of Vanstar with or into any other entity or entities, in each case in which WPCC and its affiliated entities shall receive securities (other than Freely Tradable Securities) in exchange for Stipulated Securities and WPCC and its affiliated entities shall distribute such securities to its partners or stockholders, as the case may be;

                    (C) the consummation of the initial public offering under the Securities Act of 1933, as amended (the "Securities Act"), of capital stock of Vanstar and the


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

          subsequent distribution of Stipulated Securities by WPCC or its affiliated entities to its partners or stockholders, as the case may be;

                    (D) the sale or other disposition of all or substantially all of the properties and assets of Vanstar and subsidiaries thereof (other than to any wholly-owned subsidiary of Vanstar) and the distribution of cash or Freely Tradeable Securities received in connection with such sale or disposition to WPCC or its affiliated entities; or

                    (E) the sale or other disposition of all or substantially all of the properties and assets of Vanstar and subsidiaries thereof (other than to any wholly-owned subsidiary of Vanstar), the distribution of securities (other than Freely Tradeable Securities) received in connection with such sale or disposition to WPCC or its affiliated entities and the subsequent distribution of such securities by WPCC or its affiliated entities to its partners or stockholders, as the case may be;

                    (ii) Freely Tradable Securities" shall mean securities of an issuer having an aggregate market capitalization of at least $500,000,000 which are immediately tradable by WPCC or any of its affiliates upon receipt thereof;

                    (iii) "Stipulated Securities" shall mean all shares of capital stock of Vanstar owned by WPCC or any of its affiliates on the date hereof, including shares of Class F Preferred Stock and Class A Common Stock of Vanstar; and

                    (iv) "Vesting Number" shall mean 43.40 (rounded to the nearest whole share); provided, however, that on each date on which any Option Shares shall become Vested Option Shares pursuant to
          Section 3(b), "Vesting Number" shall mean the total number of Option Shares that shall remain Option Shares after giving effect to the applicable Liquidity Event triggering the vesting of Option Shares under Section 3(b) divided by the excess of (A) 48 over (B) the total number of full calendar months elapsed from and including April 1, 1995 to the closing date of such Liquidity Event.

         4. Termination of Option.

         (a) The unexercised portion of the Option shall automatically terminate and shall become null and void and be of no further force or effect upon the first to occur of the following:

               (i) the expiration of the Option Term; or


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

               (ii) the date on which the Option or any part thereof or right or privilege relating thereto is transferred (otherwise than by will or the laws of descent or distribution), assigned, pledged, hypothecated, attached or otherwise disposed of by the Optionee.

         5. Procedure for Exercise.

               (a) The Option may be exercised, from time to time, in whole or in part (but for the purchase of whole shares only), by delivery of a written notice (the "Notice") from the Optionee to WPCC, which Notice shall:

               (i) state that the Optionee elects to exercise the Option;

               (ii) state the number of Vested Option Shares with respect to which the Option is being exercised;

               (iii) state the date upon which the Optionee desires to consummate the purchase of the Vested Option Shares (which date must be prior to the termination of the Option Term and no later than 30 days from the delivery of such Notice);

               (iv) include any representations of the Optionee required under
     Section 9(a) and;

               (v) if the Option shall be exercised pursuant to Section 10 by any person other than the Optionee, include evidence to the satisfaction of WPCC of the right of such person to exercise the Option.

         (b) Payment of the Option Price for the Vested Optioned Shares shall be made in cash or by personal or certified check.

         (c) WPCC shall use its best efforts to cause Vanstar to issue a stock certificate in the name of the Optionee (or such other person exercising the Option in accordance with the provisions of Section 10) for the Vested Optioned Shares referred to in each Notice or acquired pursuant to the Conversion Right provided for in Section 6 hereof as soon as practicable after receipt of such Notice or the notice provided for in Section 6 and payment of the aggregate Option Price for such Vested Option Shares, in the case of an exercise pursuant to this Section 5.

         6. Right to Convert.

         (a) At any time or from time to time during the Option Term when the Option Price shall be less than the Current Market Price (as hereinafter defined) of a share of Class A Common Stock, the Optionee shall have the right to convert the


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

Option to acquire Vested Option Shares or any portion thereof (the "Conversion Right"), without payment by the Optionee of the Option Price or any other consideration, into shares of Class A Common Stock as provided in this Section
6. Upon exercise of the Conversion Right with respect to a particular number of Vested Option Shares (the "Converted Option Shares"), the Optionee shall be entitled to receive (without payment by the Optionee of the Option Price or any other consideration) that number of shares of Class A Common Stock determined in accordance with the following formula:

                                      X - Y
                                      -----
                                        Z

             X   =   the product of the Current Market Price of a share
                     of Class A Common Stock times the number of Converted
                     Option Shares, in each case as of the Conversion Date
                     (as defined in Section 6(b))

             Y   =   the product of the Option Price multiplied by the
                     number of the Converted Option Shares, in each case as of the Conversion Date,

             Z   =   the Current Market Price of a share of Class A
                     Common Stock on the Conversion Date

No fractional Option Shares shall be issuable upon exercise of the Conversation Right, and if the number of Option Shares to be issued determined in accordance with the foregoing formula is other than a whole number, WPCC shall pay to Optionee an amount in cash equal to the Current Market Price of the resulting fractional Option Share on the Conversion Date.

         (b) The Conversion Right may be exercised by the Optionee by delivery of a written statement to WPCC specifying that the Optionee intends to exercise the Conversion Right and indicating the number of Converted Option Shares which are covered by the exercise of the Conversion Right. Such conversion shall be effective upon receipt by WPCC of the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date").

         (c) The term "Current Market Price" shall mean:

               (i) if the Class A Common Stock is then listed on a national securities exchange or reported on Nasdaq, the average daily closing price per share of Class A Common Stock for the 30-day period preceding the Conversion Date; or


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

               (ii) if the Class A Common Stock is not then so listed or reported, but it is traded in the over-the-counter market, the average daily closing bid and asked prices per share of Class A Common Stock for the 30-day period preceding the delivery of the Conversion Date; or

               (iii) if clauses (i) and (ii) shall not apply, then "Current Market Price" shall mean the fair market value of a share of Class A Common Stock as determined in good faith by the Board of Directors of Vanstar; provided, however, that if the Board of Directors of Vanstar shall not make such determination within 15 days of request by WPCC therefor, then such determination shall be made in good faith by WPCC.

         7. No Rights as a Stockholder.

         The Optionee shall not have any privileges of a stockholder of Vanstar with respect to any Option Shares until the date of issuance of a stock certificate representing such Option Shares pursuant to Section 5(c).

         8. Adjustments.

         If, at any time while the Option is outstanding, the Class A Common Stock is changed by reason of a stock split, reverse stock split, stock dividend, conversion or recapitalization, the number and kind of Option Shares subject to the Option and the Option Price shall be proportionately and appropriately adjusted.

         9. Additional Provisions Related to Exercise.

         (a) WPCC in its discretion may, as a condition to the exercise of the Option, require the Optionee (i) to represent in writing that the shares of the Class A Common Stock received upon exercise of the Option are being acquired for investment and not with a view to distribution and (ii) to make such other representations and warranties as are deemed appropriate by counsel to WPCC. No shares of the Class A Common Stock shall be issued and delivered upon the exercise of the Option unless and until WPCC and/or the Optionee shall have complied with all applicable Federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction.

         (b) Stock certificates representing shares of the Class A Common Stock acquired upon the exercise of the Option that have not been registered under the Securities Act shall bear the following legend:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES


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

         ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL TO VANSTAR CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT."

         10. Restriction on Transfer.

         The Option may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Optionee, except by will or by the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by the Optionee. If the Optionee dies, the Option shall thereafter be exercisable during the Option Term by his executors or administrators to the full extent to which the Option was exercisable by the Optionee at the time of his death. The Option shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

         11. Notices.

         All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if (i) personally delivered, (ii) sent by nationally-recognized overnight courier or (iii) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

               if to the Optionee, to the address set forth on the signature page hereto; and

               if to WPCC, to:

               Warburg, Pincus Capital Company, L.P.
               466 Lexington Avenue
               New York, New York  10017
               Attention:  William H. Janeway

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such communication shall be deemed to have been given (i) when delivered, if personally delivered, (ii) on the first Business Day (as hereinafter defined) after dispatch, if sent by nationally-recognized overnight courier and (iii) on the third Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail. As used herein, "Business Day" means a day that is not a Saturday, Sunday or a day on which banking institutions in the


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

city to which the notice or communication is to be sent are not required to be open.

         12. No Waiver.

         No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

         13. Modification of Rights.

         The rights of the Optionee are subject to modification and termination in certain events as provided in this Agreement.

         14. Governing Law.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts made and to be wholly performed therein.

         15. Counterparts.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         16. Entire Agreement.

         This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all previously written or oral negotiations, commitments, representations and agreements with respect thereto.


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

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                     WARBURG, PINCUS CAPITAL COMPANY, L.P.

                                     By: Warburg, Pincus & Co.,
                                         its General Partner


                                     By: /s/ William H. Janeway
                                        -------------------------------------
                                        Name:
                                        Title:

                                     Optionee:


                                     ----------------------------------------
                                     Name:    Jeffrey S. Rubin
                                     Address: 847 Sasco Hill Road
                                              Fairfield, CT 06430

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                     WARBURG, PINCUS CAPITAL COMPANY, L.P.

                                     By: Warburg, Pincus & Co.,
                                         its General Partner


                                     By:
                                        -------------------------------------
                                        Name:
                                        Title:

                                     Optionee:


                                     /s/ Jeffrey S. Rubin
                                     ----------------------------------------
                                     Name:    Jeffrey S. Rubin
                                     Address: 847 Sasco Hill Road
                                              Fairfield, CT 06430